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                                                                 EXHIBIT 10.5

                         COLLATERAL ASSIGNMENT OF AGREEMENTS


       1. FOR VALUE RECEIVED, the undersigned (hereinafter referred to as the "Assignor") hereby grants a security interest in and collaterally assigns and transfers to FINOVA Capital Corporation, a Delaware corporation, having an office at 311 South Wacker Drive, Suite 4400, Chicago, Illinois 60606 (hereinafter referred to as the "Assignee"), all right, title and interest of the Assignor in and to, all benefits of the Assignor under, and all monies due or to become due to the Assignor under or in connection with, those certain Positron Emission Tomography Mobile Services Agreements (each, an "Agreement") of various dates by and between Assignor and the various hospitals, health centers, and other health care service agencies or providers party thereto (each of which is referred to as "Client" both herein and in the applicable Agreement to which it is a party), whether now in effect or hereafter entered into, as the same may exist from time to time between Assignor and the various Clients (all such Agreements as may now or hereafter be in effect between Assignor and the various Clients are collectively referred to herein as the "Agreements"), as collateral security for any and all of the Assignor's obligations arising pursuant to that certain Equipment Lease No. 4125 dated of even date herewith, together with each and every schedule attached to such Equipment Lease, each of which schedules designates one or more items of equipment that are to be leased to Assignor by Assignee (Equipment Lease No. 4125, together with each and every schedule attached thereto, are hereinafter collectively referred to as the "Lease") between Assignor as "Lessee" and Assignee as "Lessor" (all such obligations of Assignor under the Lease being referred to herein as the "Lessee's Obligations"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease. Attached hereto as EXHIBIT A is a listing of those particular Agreements which relate to the item or items of equipment described on Schedule _____ of the Lease.

       2.     The Assignor further agrees, represents and warrants that:

              a. The Agreements, with respect to Assignor, and with respect to each Client, to Assignor's best knowledge, are each valid and enforceable in accordance with their respective terms, have not been modified, amended, altered or changed in any manner, and are in full force and effect, there being no material default thereunder by Assignor or, to Assignor's best knowledge, by any Client.

              b. Assignor has the right, power and authority to assign its right, title and interest in and to the Agreements to Assignee. Assignor's right, title and interest in the Agreements are owned by Assignor free and clear of all claims, mortages, pledges, liens, encumbrances and security interests of every nature whatsoever, except this Assignment. Assignor will not sell, transfer, assign, pledge or grant a security interest in the Agreements to any person other

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   than Assignee.  Any other such sale, transfer assignment, mortgage, pledge or encumbrance without Assignee's consent shall be void and of no force and effect.

              c. Assignor will keep and perform the obligations to be kept and performed by it under the Agreements.

              d. Assignor will not, without the prior written consent of Assignee, modify, amend, alter or change in any material respect any Agreement or cancel or terminate any Agreement, and will do all things necessary and proper to keep the Agreements in full force and effect.

              e. Assignor specifically acknowledges and agrees that Assignee does not assume, and shall have no responsibility for, the payment of any sums due or to become due under the Agreements or the performance of any obligations to be performed under or with respect to the Agreements by the Assignor, and the Assignor hereby agrees to indemnify and hold the Assignee harmless with respect to any and all claims made by any person relating thereto. Assignee, in its discretion, may file or record this Assignment.

              f. If there shall be a default under any Agreement on the part of the Assignor, for any reason, the Assignee may, at its option ten (10) days after requesting that Assignor cure such default, without assuming any of the obligations of the Assignor under the applicable Agreement and without waiving or releasing the Assignor from any of the terms hereof or any of Assignor's obligations to Assignee, cure the default, and the cost of curing the same (and all necessary and incidental costs and expenses of the Assignee in connection therewith, including, but not limited to, all attorneys' fees), with interest at the rate of fourteen percent (14%) per annum, shall be deemed an advance to Assignor and part of the Lessee's Obligations, and shall be due and payable by the Assignor to the Assignee upon demand.

              g. If a default under the Lease shall occur (herein, an "Event of Default") with respect to any of the Lessee's Obligations, in addition to all other rights and remedies of Assignee pursuant to any agreements of Assignor in favor of or assigned to and held by Assignee or pursuant to applicable law or otherwise, Assignee or its successor or designee shall have all rights and benefits under the Agreements, including, without limitation, any and all rights to receive all payments accruing to the benefit of Assignor thereunder, without modifying or discharging any of the Lessee's Obligations. Upon the occurrence of any Event of Default, Assignor agrees to execute any and all documents requested by Assignee in its sole discretion to enable Assignee to exercise all of the rights of Assignor under the Agreements. The specified remedies to which the Assignee may resort under the terms of this Assignment are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Assignee may be lawfully entitled in case of any breach or threatened breach by the Assignor of any


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   provision hereof or of any of the Lessee's Obligations.  Nothing contained in this Assignment and no act or action taken or done by the Assignee pursuant to the powers and rights granted it hereunder or under any instrument ancillary hereto shall be deemed to be a waiver by the Assignee of any of its rights and remedies against the Assignor in connection with, or in respect of, any of the Lessee's Obligations of the Assignor to the Assignee. The right of the Assignee to collect and enforce collection of the Lessee's Obligations and to enforce any security and collateral held by it may be exercised by the Assignee either prior to, simultaneously with, or subsequent to any action taken by the Assignee hereunder.

              h. Following the occurrence of an Event of Default, any monies or other proceeds under or in connection with the Agreements received by the Assignor shall not be commingled with any other property of the Assignor, but shall be segregated, held by the Assignor in trust for, and immediately delivered to, the Assignee for application to the payment of the Lessee's Obligations.

              i. Upon the payment and satisfaction in full of all of the Lessee's Obligations and the termination of the Lease, this Assignment shall become null and void and of no further force or effect, but the affidavit, certificate, letter or statement or any officer, agent or attorney of the Assignee showing that any part of the Lessee's Obligations remains unpaid or unsatisfied shall be and constitute evidence of the validity, effectiveness and continuing force of this Assignment and any person may, and is hereby authorized to, rely thereon.

              j. The Assignee may take, or release, other security which it may hold for the payment of the Lessee's Obligations, may release any party primarily or secondarily liable therefor, and may apply any other security held by it to the satisfaction, or partial satisfaction, of Lessee's Obligations, without prejudice to any of its rights under this Assignment.

              k. This Assignment shall inure to the benefit of the Assignee and its successors, assigns and designees, and shall be binding upon any subsequent owner of the Assignor's interest in and to the Agreements.

              l. The Assignor covenants to execute and deliver to the Assignee, upon demand, such additional assurances, writings or other instruments as may be reasonably required by the Assignee to effectuate the purpose hereof. This instrument of assignment may not be modified orally and is to be governed by the local laws of the State of Arizona applicable to contracts executed and to be performed in such state.

              m. The Assignor hereby designates and appoints Assignee and each of its designees or agents as attorney-in-fact for such Assignor following an


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Event of Default, irrevocably and with power of substitution, for purposes of carrying out the provisions of this Assignment, with authority to execute and deliver for and on behalf of the Assignor any and all instruments, documents, agreements and other writings necessary or advisable for the exercise on behalf of the Assignor of any rights, benefits or options created or existing under or pursuant to the Agreements; to endorse the name of the Assignor on its behalf on any and all notes, acceptances, checks, drafts, money orders, instruments or other evidences of collateral, that may come into Assignee's possession; to execute proofs of claim and loss; to execute endorsements, assignments or other instruments of conveyance and transfer; to adjust and compromise any claims under insurance policies or otherwise; to execute releases; and to do all other acts and things necessary and advisable in the discretion of Assignee to carry out and enforce this Assignment or the Lessee's Obligations. All acts done by Assignee under the foregoing authorization are hereby ratified and approved and neither Assignee nor any designee or agent thereof shall be liable for any acts of commission or omission (other than acts committed or omitted through gross negligence or willful misconduct), for any error of judgment, or for any mistake of facts or law. This power of attorney being coupled with an interest is irrevocable while any of the Lessee's Obligations shall remain unpaid.

         n. If an Event of Default shall occur with respect to any of the Lessee's Obligations, Assignee may, in its discretion, in its name or Assignor's or otherwise, notify the Clients under each of the Agreements to make payment to Assignee of all amounts due or to become due under such Agreements.

         o. If an Event of Default shall occur with respect to any of the Lessee's Obligations, Assignee may, in its discretion, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any Agreement, or, with respect to payments which have become due and payable under any Agreement, make any compromise or settlement deemed desirable by Assignee.

         p. Assignor will pay Assignee for any sums, costs, and expenses which Assignee may pay or incur pursuant to the provisions of this Assignment or in negotiating, executing, perfecting, amending, defending, protecting or enforcing this Assignment or the security interest granted herein or in enforcing payment of the Lessee's Obligations or otherwise in connection with the provisions hereof, including but not limited to court costs, collection charges, travel expenses, and attorneys' fees, all of which, together with interest at the rate of fourteen percent (14%) per annum, shall be part of the Lessee's Obligations and be payable on demand.

         q. Assignor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the

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corporate power and authority to own its properties and to transact the business in which it is engaged.

         r. Assignor has the corporate power and authority to execute and deliver, and to perform its obligations under, this Assignment, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Assignment.

         s. This Assignment constitutes the legal, valid and binding obligation of Assignor, enforceable in accordance with its terms.

         t. The execution, delivery and performance of this Assignment will not violate any law or regulation, or any order or decree of any court or governmental instrumentality, or any provision of the corporate charter or by-laws of, or any securities issued by, Assignor, and will not conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which Assignor is a party or by which it is bound, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Assignor pursuant to the provisions of any of the foregoing.

         u. Assignor agrees that any copy of this Assignment signed by Assignor and transmitted by telecopy (promptly confirmed in writing) for delivery to Assignee shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

      IN WITNESS WHEREOF, the undersigned has caused this Assignment to be executed effective as of the 8th day of April, 1999.

                             MOBILE PET SYSTEMS, INC., a Delaware
                             corporation

WITNESS:                     By:  /s/ Paul J. Crowe
                                 ---------------------------------
/s/ Thomas G. Brown              Name:  Paul J. Crowe
---------------------------      Title: CEO/President

                             Address:  2240 Shelter Island Drive
                                      ----------------------------
                                       San Diego, CA 92106
                                      ----------------------------

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STATE OF ILLINOIS)
                 ) ss.
County of Cook   )

         On April 8, 1999 before me, the undersigned notary, personally appeared Paul Crowe the CEO/PRESIDENT of Mobile PET Systems, Inc., a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         Witness my hand and official seal.

                                             /s/ Joyce M. Woods
                                             ---------------------------------
                                                       Notary Public

                                                                        (Seal)

My Commission Expires:
      11/9/02
----------------------                                "OFFICIAL SEAL"
                                                      JOYCE M. WOODS
                                               Notary Public, State of Illinois
                                               My Commission Expires 11/9/2002


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                                  EXHIBIT A

                           SCHEDULE OF AGREEMENTS

  Client                   Date of Agreement               Number of Committed
  ------                   -----------------                 PET Procedures
                                                           -------------------